EXHIBIT 99.1

LITHIA MOTORS THIRD QUARTER 2009 EARNINGS RELEASE AND
CONFERENCE CALL SCHEDULED FOR OCTOBER 29, 2009

MEDFORD, Ore.--(BUSINESS WIRE)-- Lithia Motors, Inc. (NYSE:LAD) today announced that its third quarter 2009 earnings will be released on Thursday, October 29, 2009 at 1:05 p.m. PT.

CONFERENCE CALL INFORMATION

A conference call to discuss the earnings results is scheduled for the same day at 2:00 p.m. PT.

HOW TO PARTICIPATE:

DOMESTIC CALLS: 800-254-5933
CONFERENCE ID #: 35111411

Please call in at least 10 minutes prior to the beginning of the call.

To listen LIVE on our website or for REPLAY: Log-on to www.Lithia.com – Go to Investor Relations – and click on the Conference Call Icon.

A playback of the conference call will be available on the same day, approximately two hours after completion of the call, and will be available until November 5, 2009. The playback can be accessed by calling 800-642-1687 (access code: 35111411) or by visiting the Investor Relations section of the Lithia Motors website: www.Lithia.com.

About Lithia
Lithia Motors, Inc. is a Fortune 700 Company, selling 27 brands of new and all brands of used vehicles at 88 stores, which are located within 13 states. Internet sales are centralized at www.Lithia.com. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Additional Information
For additional information on Lithia Motors, contact the Investor Relations Department: 541-776-6591 or log-on to: www.lithia.com – go to Investor Relations.